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                                                           EXHIBIT 3.1(a)


                           CERTIFICATE OF AMENDMENT
                                      OF
                           CERTIFICATE INCORPORATION
                                      OF
                               VOTAN CORPORATION

              Pursuant to Section 242 of the General Corporation
                         Law of the State of Delaware

          ----------------------------------------------------------

    The undersigned, pursuant to the provisions of the General Corporation Law of the State of Delaware, do hereby certify and set forth the following:

         FIRST: The name of the corporation is Votan Corporation.

         SECOND: The amendment to the Certificate of Incorporation to be effected hereby is as follows:

    Paragraph FOURTH of the Certificate of Incorporation of this corporation shall be amended to read as follows:

         "FOURTH. The total number of shares of stock which the corporation shall have the authority to issue is Twenty Million (20,000,000) shares of Common Stock, $.01 par value (the "Common Stock") and One Million (1,000,000) shares of Preferred Stock, $.01 par value (the "Preferred Stock"). As of the date of this amendment, each 3.4375 shares of the corporation's issued and outstanding Common Stock shall be converted and reclassified into one share of the corporation's Common Stock.

         THIRD: The foregoing amendment to this Certificate of Incorporation was first authorized by the Board of Directors and subsequently adopted by the stockholders by the written consent of stockholders holding a majority of the corporation's outstanding stock entitled to vote thereon in accordance with
Section 228 of the General Corporation Law of the State of Delaware.

         FOURTH: In accordance with Section 228 of the General Corporation Law of the State of Delaware, notice of the authorization and adoption of this Certificate of Amendment has been promptly given to all stockholders of the corporation who have not consented in writing to this corporate action.

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         IN WITNESS WHEREOF, the undersigned, being the President and the
Secretary of the corporation, for the purpose of amending the Certificate of Incorporation of the Corporation pursuant to the General Corporation Law, do make this certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hand this 7th day of March, 1997.



                                              /s/ John A. White
                                              ----------------------------
                                              John A. White, President


                                              /s/ Richard C. Vail
                                              ----------------------------
                                              Richard C. Vail, Secretary



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